RIDDELL SPORTS INC.                                              EXHIBIT 11
  STATEMENT OF COMPUTATION OF EARNINGS PER SHARE

                                                   Twelve Months Ended Dec. 31,
                                            ----------------------------------------------
                                                1996            1995              1994
                                            ------------     -----------      ------------
Primary earnings per share:
-----------------------------------
  Weighted average common shares
  outstanding during period                   8,067,985       8,067,985         7,973,952

  Common shares equivalents of dilutive
   stock options based on treasury
   stock method using average market
   price for  quarter                           359,648               0                 0
                                            ------------     -----------      ------------
  Average common shares and equivalents       8,427,633       8,067,985         7,973,952
                                            ============     ===========      ============

  Income (loss) before extraordinary item    $2,843,176      $2,370,534       ($4,932,947)
  Extraordinary item                                         (1,900,000)
                                            ------------     -----------      ------------
  Net income for the period                  $2,843,176        $470,534       ($4,932,947)
                                            ============     ===========      ============
  Per Share Amounts:
    Income (loss) before extraordinary item       $0.34           $0.29            ($0.62)
    Extraordinary item                                -           (0.23)                -
                                            ------------     -----------      ------------
    Net income for the period                     $0.34           $0.06            ($0.62)
                                            ============     ===========      ============

Fully diluted earnings per share:
-----------------------------------
  Weighted average common shares              8,067,985       8,067,985         7,973,952
  outstanding during period

  Common shares equivalents of dilutive
   stock options based on treasury stock
   method using higher of quarter ending
   market price or average quarterly
   market prices                                411,306               0                 0
                                            ------------     -----------      ------------
  Average common shares and equivalents       8,479,291       8,067,985         7,973,952
                                            ============     ===========      ============


  Income (loss) before extraordinary item    $2,843,176      $2,370,534       ($4,932,947)
  Extraordinary item                                         (1,900,000)
                                            ------------     -----------      ------------
  Net income for the period                  $2,843,176        $470,534       ($4,932,947)
                                            ============     ===========      ============
  Per Share Amounts:
    Income (loss) before extraordinary item       $0.34           $0.29            ($0.62)
    Extraordinary item                                -           (0.23)                -
                                            ------------     -----------      ------------
    Net income for the period                     $0.34           $0.06            ($0.62)
                                            ============     ===========      ============
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